EXHIBIT 32

CERTIFICATION OF CHEIF EXECUTIVE OFFICER
AND CHIEF EXECUTIVE OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report on Form 10-Q of Metabolic Research, Inc. (the “Company”) for the period ended, September 30, 2009, (the "Report"), we, Robert Bakker, Chief Executive Officer of the Company, and T.W. Owen, Chief Financial Officer of the Company, each hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of our knowledge and belief, that:

1.	The Report fully complies with the requirements of Section 13(a)or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in allmaterial respects, the financial condition and results of operations of the Company.

Date: November 23, 2009	By:	/s/ Robert Bakker
Robert Bakker
Chief Executive Officer

Date: November 23, 2009	By:	/s/ T.W. Owen
T.W. Owen
Chief Financial Officer

This certification accompanies this Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the company specifically incorporates it by reference.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.